Exhibit 99.1

Harland News Release                                    John H. Harland Company
                                              PO Box 105250, Atlanta, GA  30348
                                                                 (770) 981-9460
                                                                www.harland.net

For More Information, Contact:

Investors
Henry R. Bond
Treasurer and Vice President, Investor Relations
770-593-5697
hbond@harland.net

Media
John Pensec
Vice President, Corporate Communications
770-593-5443
jpensec@harland.net

                     HARLAND REPORTS SECOND-QUARTER RESULTS

              Company Also Announces Increase in Quarterly Dividend

ATLANTA (August 3, 2006) - John H. Harland Company (NYSE: JH) today reported results for the second quarter of 2006 and announced a 16.7% increase in its quarterly dividend.

Consolidated sales for the quarter were $259.4 million, an 8.4% increase from $239.4 million reported for the second quarter of 2005. Consolidated net income for the quarter was $16.5 million, a 12.1% decrease from $18.8 million reported for the same period in 2005. Diluted earnings per share were $0.61, a 9.0% decrease from 2005 second quarter diluted earnings per share of $0.67.

"The second quarter was a solid quarter but came in at the low end of our guidance, due to lower volumes in checks and our traditional forms business in Scantron, particularly at the beginning of the quarter," said Timothy C. Tuff, chairman and chief executive officer of Harland. "The year-over-year decrease in net income was more than accounted for by unusually high customer contract termination payments in 2005 and the implementation of stock option expensing under FASB 123R in 2006."

For the six months ended June 30, 2006, consolidated sales were $532.9 million, a 17.1% increase from $455.2 million reported for the same period a year earlier. Consolidated net income for the first six months of 2006 was $37.9 million, or $1.39 per diluted share, compared with $36.1 million, or $1.29 per diluted share, for the same period a year earlier.

During the second quarter, the company repurchased 717,400 shares of stock at an aggregate cost of $30.4 million, or $42.43 per share. There are 1,775,500 shares remaining under the current authorization to repurchase shares.

Segment Reporting

Harland reports results for three business segments: Printed Products, Software and Services and Scantron.

Sales for the quarter from the company's Printed Products segment were $159.0 million, a 5.9% increase from $150.1 million reported for the same period a year earlier. Segment income from Printed Products was $26.5 million, a 2.2% decrease from $27.1 million in the second quarter of 2005.

"On a sequential basis, Printed Products' unusually strong first quarter was followed by a less robust second quarter, due in large part to lower volumes, which were attributable to the previously announced loss of a large customer and to orders from some of our other major customers slowing at the start of the quarter," said Tuff.

Software and Services sales for the quarter were $73.6 million, an 18.8% increase from $62.0 million in the second quarter of 2005. Segment income from Software and Services was $7.6 million, a 13.3% increase from $6.7 million in 2005.

"We are pleased with the 6.5% organic sales growth in Software and Services in the second quarter," said Tuff. "We expect margins to improve by the end of the year as we are reaching the point in the integration of recent acquisitions where we can eliminate further costs."

Scantron's sales in the quarter were $27.1 million, down slightly from 2005 second quarter sales of $27.3 million. Segment income was $6.3 million, an increase of 18.2% from $5.4 million in the second quarter of 2005.

"Segment income increased in the quarter, with improvements in Scantron's cost structure partially offset by lower volumes in our traditional products," said Tuff.

The company expects third quarter results to be in the range of $0.57 to $0.62 per diluted share. For the full year, the company expects earnings to be in the range of $2.83 to $2.88 per diluted share.

"We review our cost structure on an ongoing basis and have initiated cost reduction actions in each of our three segments in the third quarter," said Tuff. "The severance costs of approximately $3 million associated with these actions will largely be incurred in the third quarter, and the resulting benefits will begin to be reflected in our results in the fourth quarter."

Harland's board of directors declared a quarterly dividend of $0.175 per share, an increase of $0.025 per share, payable August 25, 2006 to shareholders of record as of August 16, 2006.

Harland will hold a conference call August 4, 2006 at 10:00 a.m. EDT to discuss the results of the quarter and the outlook for the remainder of the year. Interested parties may listen in by accessing a live webcast in the investor relations section of Harland's Web site at www.harland.net. The live conference call can also be accessed by calling 1-719-457-2621 and using the access code #4856963.

A replay of the conference call will be available in the investor relations section of Harland's Web site (www.harland.net) beginning approximately two hours after the call. The rebroadcast will also be available until August 18, 2006 via telephone by calling 1-719-457-0820 and using the access code #4856963.

The company has posted quarterly segment information dating back to 2004. The segment information can be found in the investor relations section of the company's Web site at www.harland.net under News and Publications.

                                       ###
About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (http://www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc. (http://www.harlandfinancialsolutions.com), a wholly owned subsidiary, supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland's printed products offerings include checks, direct marketing and financial forms. Scantron Corporation (http://www.scantron.com), a wholly owned subsidiary, is a leading provider of both paper and electronic-based services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

Risk Factors and Cautionary Statements
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

The Company is subject to federal regulations implementing the information security requirements of the Gramm-Leach-Bliley Act and other federal regulations and state laws regarding the privacy and confidentiality of consumer information. These laws and regulations require the Company to develop, implement and maintain a comprehensive information security program designed to protect the security and confidentiality of consumers' nonpublic personal information and to define requirements for notification in the event of improper disclosure. The Company cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography or other developments will not compromise or breach the technology protecting the networks that utilize consumers' nonpublic personal information.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the successful implementation of new accounts, the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations, and the successful integration of Liberty Enterprises businesses into Harland.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose customers or that any such loss could be offset by the addition of new customers.

While the Company believes growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection solutions, and testing and assessment methods, which could negatively impact forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date of the statements. Other important risk factors are discussed in detail in Section 1A of the company's Form 10-K filed with the Securities and Exchange Commission on March 16, 2006. The risk factors discussed in the company's Form 10-K are incorporated by reference in this press release.


                             John H. Harland Company
                     Financial Highlights - 2nd Quarter 2006
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                              Three Months ended
                                           June 30,        July 1,
                                             2006            2005       %
----------------------------------------------------------------------------
Sales                                      $ 259,414       $ 239,399     8.4%
Cost of sales                                129,985         119,951     8.4%
  Pct of Sales                                 50.1%           50.1%
                                          ----------      ----------
Gross profit                                 129,429         119,448     8.4%
  Pct of Sales                                 49.9%           49.9%
Selling, general and administrative
  expenses                                    94,242          85,066    10.8%
  Pct of Sales                                 36.3%           35.5%
 Amortization of intangibles                   4,061           2,408    68.6%
  Pct of Sales                                  1.6%            1.0%
                                          ----------      ----------
Operating Income                              31,126          31,974    -2.7%
  Pct of Sales                                 12.0%           13.4%

Other Income (Expense):
  Interest expense                           (4,164)         (2,149)    93.8%
    Pct of Sales                               -1.6%           -0.9%
  Other - net                                    398             466   -14.6%
    Pct of Sales                                0.2%            0.2%
                                          ----------      ----------
Income before Income Taxes                    27,360          30,291    -9.7%
  Pct of Sales                                 10.5%           12.7%
Income taxes                                  10,851          11,511    -5.7%
  Pct of Sales                                  4.2%            4.8%
                                          ----------      ----------
Net Income                                 $  16,509       $  18,780   -12.1%
                                           ==========      ==========
  Pct of Sales                                  6.4%            7.8%
Effective Tax Rate                             39.7%           38.0%

Earnings per Share
   Basic                                   $    0.63       $    0.69    -8.7%
   Diluted                                 $    0.61       $    0.67    -9.0%
Weighted Average Shares (000)
   Basic                                      26,216          27,291    -3.9%
   Diluted                                    27,033          28,111    -3.8%
Shares O/S at end of period (000)             26,241          28,149    -6.8%
Return on Equity                                20.7%           24.4%     3.7pct pts
Depreciation and Amortization (000)        $  22,510       $  21,240     6.0%
Capital Expenditures (000)                 $   5,710       $   6,128    -6.8%
Number of Employees
 (includes temporary employees)                5,577           5,755    -3.1%

Segment Information

Printed Products
  Sales                                    $ 158,956       $ 150,116     5.9%
  Depreciation & Amortization              $  16,631       $  15,761     5.5%
  Segment Income                           $  26,492       $  27,099    -2.2%
Software and Services
  Sales                                    $  73,596       $  61,973    18.8%
  Depreciation & Amortization              $   4,716       $   4,405     7.1%
  Segment Income                           $   7,592       $   6,700    13.3%
Scantron
  Sales                                    $  27,111       $  27,327    -0.8%
  Depreciation & Amortization              $   1,018       $     934     9.0%
  Segment Income                           $   6,334       $   5,357    18.2%
Corporate and Eliminations
  Sales                                    $    (249)      $     (17) 1364.7%
  Depreciation & Amortization              $     145       $     140     3.6%
  Segment Income (Loss)                    $ (13,058)      $  (8,865)   47.3%

Segment income (loss) is defined as income before income taxes.

                             John H. Harland Company
                     Financial Highlights - 2nd Quarter 2006
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                               Six Months ended
                                           June 30,        July 1,
                                             2006            2005       %
----------------------------------------------------------------------------
Sales                                      $ 532,878       $ 455,246    17.1%
Cost of sales                                269,199         231,298    16.4%
  Pct of Sales                                 50.5%           50.8%
                                          ----------      ----------
Gross profit                                 263,679         223,948    17.7%
  Pct of Sales                                 49.5%           49.2%
Selling, general and administrative
  expenses                                   186,779         159,506    17.1%
  Pct of Sales                                 35.1%           35.0%
 Amortization of intangibles                   8,126           3,407   138.5%
  Pct of Sales                                  1.5%            0.7%
                                          ----------      ----------
Operating Income                              68,774          61,035    12.7%
  Pct of Sales                                 12.9%           13.4%

Other Income (Expense):
  Interest expense                            (7,893)         (3,325)  137.4%
    Pct of Sales                               -1.5%           -0.7%
  Other - net                                    866             458    89.1%
    Pct of Sales                                0.2%            0.1%
                                          ----------      ----------
Income before Income Taxes
and Cumulative Effect of Change
in Accounting Principle                       61,747          58,168     6.2%
  Pct of Sales                                 11.6%           12.8%
Income taxes                                  24,238          22,104     9.7%
  Pct of Sales                                  4.5%            4.9%
                                          ----------      ----------
Income before Cumulative Effect
of Change in Accounting Principle          $  37,509       $  36,064     4.0%
  Pct of Sales                                  7.0%            7.9%
Cumulative Effect of Change in
Accounting Principle, Net of Tax                 345               -
  Pct of Sales                                  0.1%            0.0%
                                          ----------      ----------

Net Income                                 $  37,854       $  36,064     5.0%
                                           ==========      ==========
  Pct of Sales                                  7.1%            7.9%
Effective Tax Rate                             39.3%           38.0%

Earnings per Share
   Basic                                   $    1.43       $    1.33     7.5%
   Diluted                                 $    1.39       $    1.29     7.8%
Weighted Average Shares (000)
   Basic                                      26,423          27,127    -2.6%
   Diluted                                    27,200          27,976    -2.8%
Shares O/S at end of period (000)             26,241          28,149    -6.8%
Return on Equity                               24.0%           24.2%    -0.2 pct pts
Depreciation and Amortization (000)        $  45,416       $  39,861    13.9%
Capital Expenditures (000)                 $  11,666       $  11,334     2.9%
Number of Employees
 (includes temporary employees)                5,577           5,755    -3.1%

Segment Information

Printed Products
  Sales                                    $ 333,751       $ 290,564    14.9%
  Depreciation & Amortization              $  33,633       $  30,678     9.6%
  Segment Income                           $  59,565       $  51,476    15.7%
Software and Services
  Sales                                    $ 142,903       $ 109,593    30.4%
  Depreciation & Amortization              $   9,505       $   7,010    35.6%
  Segment Income                           $  12,559       $  10,892    15.3%
Scantron
  Sales                                    $  56,823       $  55,541     2.3%
  Depreciation & Amortization              $   1,992       $   1,891     5.3%
  Segment Income                           $  14,339       $  11,813    21.4%
Corporate and Eliminations
  Sales                                    $    (599)      $    (452)   32.5%
  Depreciation & Amortization              $     286       $     282     1.4%
  Segment Income (Loss)                    $ (24,716)      $ (16,013)   54.3%

Segment income (loss) is defined as income before income taxes.

                             John H. Harland Company
                     Financial Highlights - 2nd Quarter 2006
                 Condensed Statements of Cash Flows (Unaudited)
                                   (in 000's)

                                                     Six Months ended
                                               June 30,2006     July 1,2005

-----------------------------------------------------------------------------
Operating Activities:
Net Income                                        $ 37,854        $ 36,064
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     45,416          39,861
Contract payments                                  (19,526)        (18,385)
All other                                           (8,546)          6,141
                                                  ---------       ---------
Net cash provided by operating activities           55,198          63,681
                                                  ---------       ---------

Investing Activities:
Purchases of property, plant and equipment         (11,666)        (11,334)
Payments for acquisition of businesses,
  net of cash acquired                             (10,115)       (239,606)
All other                                              203           2,539
                                                  ---------       ---------
Net cash (used in) investing activities            (21,578)       (248,401)
                                                  ---------       ---------

Financing Activities:
Repurchases of stock                               (49,172)              -
Long-term debt - net                                15,906         181,960
All other                                             (527)          3,809
                                                  ---------       ---------
Net cash provided by (used in) financing
  activities                                       (33,793)        185,769
                                                  ---------       ---------
Increase in cash and cash equivalents                 (173)          1,049
Cash and cash equivalents at beginning of period    10,298           9,214
                                                  ---------       ---------
Cash and cash equivalents at end of period        $ 10,125        $ 10,263
                                                  =========       =========
